INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Pre-Effective Amendment No. 1 to Registration Statement No. 333-47106 filed on Form S-6 of Valley Forge Life Insurance Company Variable Life Separate Account of our report on the financial statements of Valley Forge Life Insurance Company, dated February 23, 2000, and our report on the financial statements of Valley Forge Life Insurance Company Variable Life Separate Account, dated February 24, 2000, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/DELOITTE & TOUCHE LLP

Chicago, Illinois
January 17, 2001